Exhibit 10.1

EXECUTION VERSION

PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”), dated as of August 4, 2009, is by and among Real Estate Investment Group L.P., a Bermuda limited partnership, whose general partner and majority limited partner is Tyrus S.A., a Uruguayan sociedad anónima wholly-owned by IRSA Inversiones y Representaciones Sociedad Anónima, an Argentine sociedad anónima (the “Purchaser”), Hersha Hospitality Trust, a Maryland real estate investment trust (the “Company”) and Hersha Hospitality Limited Partnership, L.P., a Virginia limited partnership (the “Operating Partnership”).

WHEREAS, the Purchaser desires to purchase from the Company, and the Company desires to issue and sell to the Purchaser, an aggregate of 5,700,000 shares (the “Primary Shares”) of the Company’s Class A common shares of beneficial interest, par value $0.01 per share (the “Common Shares”);

WHEREAS, in connection with the sale and purchase of the Primary Shares, the Company and the Purchaser intend to enter the Investor Rights and Option Agreement (as defined below), pursuant to which the Company shall grant the Purchaser the option to purchase 5,700,000 additional Common Shares (the “Option Shares”) on the terms contained therein; and

WHEREAS, in connection with the sale and purchase of the Primary Shares, the Company and the Purchaser intend to enter into the Registration Rights Agreement (as defined below), pursuant to which the Company shall be obligated to file a shelf registration statement on Form S-3 with respect to the Primary Shares and the Option Shares; and

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement and the Investor Rights and Option Agreement, the Company and the Purchaser intend to enter into the Trustee Designation Agreement, pursuant to which the Company has agreed to elect or appoint a representative designated by the Purchaser as a trustee of the Company;

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

1.             Purchase and Sale.  Subject to the terms and conditions hereof, on the Closing Date the Purchaser shall purchase from the Company, and the Company shall issue and sell to the Purchaser, the Primary Shares at a price per share of $2.50, for an aggregate gross purchase price of U.S. $14,250,000 (the “Purchase Price”).

2.              Representations and Warranties of the Purchaser.  The Purchaser represents and warrants to the Company that:

(a)            Due Authorization.  The Purchaser has full entity power and authority to enter into the Transaction Documents (as defined below) and is duly authorized to purchase the Primary Shares from the Company upon the terms and subject to the conditions set forth in the Transaction Documents.  Each Transaction Document has been duly authorized, validly executed and delivered by the Purchaser and constitutes a legal, valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought.

(b)            Prospectus and Prospectus Supplement.  The Purchaser has received a copy of the Company’s base prospectus, dated November 26, 2006 (the “Base Prospectus”) and will receive a copy of the prospectus supplement specifically relating to the Primary Shares (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”).

(c)            Waiver Representation Letter.  The representations and warranties contained in the Representation Letter (as defined below), are true and correct in all respects as of the date hereof and as of the Closing Date (as defined below).

(d)            Anti-Money Laundering.

(i)
Neither the Purchaser, any Purchaser Affiliate, any Person controlled by either, any Person who owns a controlling interest in or otherwise controls Purchaser nor any Person for whom Purchaser is acting as agent or nominee in connection with the transactions contemplated hereby, is a country, territory, Person, organization, or entity named on an OFAC List, or is a prohibited country, territory, Person, organization, or entity under any economic sanctions program administered or maintained by OFAC; and

(ii)
The Purchaser is not a Senior Foreign Political Figure, or a Close Associate of a Senior Foreign Political Figure; the Purchaser is not controlled by a Senior Foreign Political Figure, or a Close Associate of a Senior Foreign Political Figure; and none of the direct or indirect owners of the Purchaser (other than any owner(s) of any interest(s) in a publicly-traded entity) is a Senior Foreign Political Figure, or a Close Associate of a Senior Foreign Political Figure (as each such defined term is referred to in the applicable Treasury Regulations).

(iii)
The Purchaser agrees that, upon receiving a request from any other Company, it shall provide information reasonably required by such Partner to confirm that the representations, warranties and covenants contained herein continue to be true and to comply with all applicable anti-money laundering and anti-terrorist laws, regulations and executive orders.  The Purchaser consents to the disclosure to United States regulators and law enforcement authorities by the Company of such information about the Purchaser that the Company reasonably deems necessary or appropriate to comply with applicable anti-money laundering and anti-terrorist laws, regulations and executive orders.

3.              Representations and Warranties of the Company and the Operating Partnership.  The Company and the Operating Partnership, jointly and severally represent and warrant to Purchaser that as of the date of this Agreement and as of the Closing Date, as the case may be:

(a)            The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”).  On October 17, 2006, the Company filed with the Securities and Exchange Commission (the “Commission”) a Form S-3 registration statement applicable to the Primary Shares (the “Registration Statement”), which has been declared effective under the Securities Act.  The Company has not received, and has no knowledge of, any order of the Commission preventing or suspending the use of the Registration Statement, or threatening or instituting proceedings for that purpose.  Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed.  The Prospectus Supplement has been prepared and will be filed pursuant to Rule 424(b) of the Securities Act within the time period prescribed therein.  Copies of the Registration Statement, the Prospectus and any such amendments or supplements, and all documents incorporated by reference therein, that were filed with the Commission on or prior to the date of this Agreement have been delivered, or made available, to Purchaser and its counsel.  The Company’s Class A common shares are currently listed on the New York Stock Exchange (the “Exchange”) under the trading symbol “HT.”

(b)            The Prospectus delivered to the Purchaser is identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T.

(c)            Each of the Registration Statement, any registration statement filed pursuant to Rule 462(b) of the Securities Act (each, a “Rule 462(b) Registration Statement”) and each amendment thereto, at the time it became effective and on the Closing Date, complied and will comply in all material respects with the requirements of the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The preceding sentence does not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement or any amendment thereto in reliance upon and in conformity with written information relating to the Purchaser furnished to the Company in writing by the Purchaser expressly for use therein.

(d)            Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, as of the date hereof and as of the Closing Date, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement or any amendment thereto in reliance upon and in conformity with written information relating to the Purchaser furnished to the Company in writing by the Purchaser expressly for use therein.

(e)            Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and no such document, when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and no such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(f)            All of the issued and outstanding shares of beneficial interest of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with applicable federal and state securities laws.  None of the outstanding shares of beneficial interest of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights.  Except as set forth in the Prospectus, there are no outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any shares of beneficial interest of the Company or any securities convertible into or exchangeable for any such shares of beneficial interest.

(g)            The Primary Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered against full payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive rights, rights of first refusal or other or similar rights.  The Option Shares to be issued and sold by the Company pursuant to the Investor Rights and Option Agreement have been duly authorized and, when issued and delivered against full payment therefore in accordance with the terms of the Investor Rights and Option Agreement, will be validly issued, fully paid and nonassessable and free of any preemptive rights, rights of first refusal or other or similar rights.

(h)            The shares of beneficial interest of the Company, including the Primary Shares and the Option Shares, conform to the description thereof contained in the Prospectus.  The certificates for the Primary Shares and the Option Shares are in due and proper form, and the holders of the Primary Shares and the Option Shares will not be subject to personal liability solely by reason of being such a holder.

(i)             Immediately after the transactions contemplated by the Transaction Documents, all of the issued and outstanding common units of limited partnership interest in the Operating Partnership (“Common Units”) and all of the issued and outstanding preferred units of limited partnership interest in the Operating Partnership (“Preferred Units”) will have been validly issued.  Immediately after the transactions contemplated by the Transaction Documents, none of the outstanding Common Units or Preferred Units will have been issued in violation of any preemptive right, right of first refusal or other similar right; and the outstanding Common Units and Preferred Units have been offered, sold and issued by the Operating Partnership in compliance with applicable federal and state securities laws.

(j)             The Company does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries that are listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the most recently ended fiscal year and (ii) those subsidiaries formed since the last day of the most recently ended fiscal year, all of which are listed on Schedule 3(j) (each, a “Subsidiary” and collectively, the “Subsidiaries”).

(k)            The Company and each Subsidiary that is consolidated with the Company in the Company’s financial statements in accordance with generally accepted accounting principles (each, a “Consolidated Subsidiary”) is duly organized and validly existing in good standing under the laws of the state of its incorporation or organization with full corporate, partnership or entity power and authority, as the case may be, to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify has not had and will not have a material adverse effect on the condition (financial or other), business, properties, results of operations or prospects of the Company and the Consolidated Subsidiaries, taken as a whole (a “Material Adverse Effect”).

(l)             The outstanding equity interests of, or other ownership interests in, each of the Consolidated Subsidiaries have been duly authorized and validly issued, are fully paid and, except as to Consolidated Subsidiaries that are partnerships or limited liability companies, nonassessable, and are owned by the Company, directly or indirectly, free and clear of any security interest, lien, encumbrance or claim.

(m)           Except as described in the Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Company, threatened against or involving the Company or any Consolidated Subsidiary, that might individually or in the aggregate prevent or adversely affect the transactions contemplated by the Transaction Documents or result in a Material Adverse Effect, nor to the Company's knowledge, is there any basis for any such action, suit, inquiry, proceeding or investigation. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement and the Prospectus as required by the Securities Act.  All such contracts to which the Company or any Consolidated Subsidiary is a party have been duly authorized, executed and delivered by the Company or the applicable Consolidated Subsidiary, constitute valid and binding agreements of the Company or the applicable Consolidated Subsidiary and are enforceable against the Company or the applicable Consolidated Subsidiary in accordance with the terms thereof, except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors' rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought.  Neither the Company nor any Consolidated Subsidiary has received written notice or been made aware that the Company or any Consolidated Subsidiary is in breach of or default under any such contracts to which it is a party.

(n)            Neither the Company nor any Consolidated Subsidiary is: (i) in violation of (A) its Organizational Documents (as defined below), (B) to the Company's knowledge, any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any Consolidated Subsidiary, the violation of which would have a Material Adverse Effect or (C) any decree of any court or governmental agency or body having jurisdiction over the Company or any Consolidated Subsidiary; or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in (x) any bond, debenture, note or any other evidence of indebtedness or (y) any agreement, indenture, lease or other instrument (each of (x) and (y), an “Existing Instrument”) to which the Company or any Consolidated Subsidiary is a party or by which any of its properties may be bound, which default would have a Material Adverse Effect and, to the Company’s knowledge, there does not exist any state of facts that constitutes a default or an event of default on the part of the Company or any Consolidated Subsidiary as defined in such documents or that, with notice or lapse of time or both, would constitute such a default or event of default that would have a Material Adverse Effect.

(o)            Each of the Company and the Operating Partnership has full legal right, power and authority to enter into and perform the Transaction Documents and to consummate the transactions contemplated in the Transaction Documents, including the issuance, sale and delivery of the Primary Shares as provided herein and the issuance, sale and delivery of the Option Shares as provided in the Investor Rights and Option Agreement.  The Company’s and the Operating Partnership’s execution and delivery of the Transaction Documents to which each is a party and the performance by the Company and the Operating Partnership of their obligations under the Transaction Documents to which each is a party have been duly and validly authorized by the Company and the Operating Partnership and each of the Transaction Documents to which each is a party have been duly executed and delivered by the Company and the Operating Partnership, and constitutes a valid and legally binding agreement of the Company and the Operating Partnership, to the extent applicable, enforceable against the Company and the Operating Partnership in accordance with its terms, to the extent applicable, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors' rights generally (regardless of whether enforcement is sought in a proceeding in equity or at law) and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought and except as any right to indemnity and contribution hereunder may be limited by federal or state securities laws.

(p)            The Amended and Restated Agreement of Limited Partnership of the Operating Partnership, including all amendments thereto (the “Operating Partnership Agreement”), has been duly and validly authorized, executed and delivered by the general partner of the Operating Partnership and constitutes a valid and binding agreement of the general partner, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights or by general equity principles.

(q)            No consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body is required for the execution, delivery and performance by the Company and the Operating Partnership of their respective obligations under the Transaction Documents to which each is a party and the consummation by the Company and the Operating Partnership of the transactions contemplated by the Transaction Documents, including the valid authorization, issuance, sale and delivery of the Primary Shares and the Option Shares, except such as have been obtained or made and may be required by (i) the Exchange and (ii) the securities or Blue Sky laws of the various states in connection with the offer and sale of the Primary Shares.

(r)             None of the issuance or sale of the Primary Shares or the Option Shares or the execution, delivery and performance of the Transaction Documents: (i) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the Company's declaration of trust, as amended or supplemented, or bylaws, the Operating Partnership's certificate of limited partnership or the Operating Partnership Agreement, or any Existing Instrument to which the Company or any Consolidated Subsidiary is a party or by which any of its respective properties may be bound; (ii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any Consolidated Subsidiary or any of their properties; or (iii) results in a breach of, or default or Debt Repayment Triggering Event (as defined below) under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Consolidated Subsidiary pursuant to, or requires the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances that will not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Consolidated Subsidiary.

(s)            Except for the holders of Common Units, no holder of any securities of the Company or the Operating Partnership has rights to the registration of any securities of the Company or other similar rights as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated hereby that have not been satisfied or heretofore waived in writing. No person or entity has a right of participation or first refusal with respect to the sale of the Primary Shares by the Company.

(t)             KPMG LLP, who has audited the consolidated financial statements of the Company and the Consolidated Subsidiaries (including the related notes thereto and supporting schedules) incorporated by reference in the Registration Statement and the Prospectus, is and was, during the periods covered by its reports incorporated by reference in the Registration Statement and the Prospectus, an independent registered public accountant as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (“PCAOB”).  PricewaterhouseCoopers LLP, who has audited the consolidated statements of operations, of changes in members’ equity and of cash flows of Mystic Partners, LLC and its subsidiaries (including the related notes and supporting schedules thereto) for the year ended December 31, 2006 incorporated by reference in the Registration Statement and the Prospectus, is and was, during the periods covered by its reports incorporated by reference in the Registration Statement and the Prospectus, an independent registered public accountant as required by the Securities Act, the Exchange Act and PCAOB.

(u)            The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus, present fairly the financial condition, results of operations, cash flows and changes in financial position of the Company, the Consolidated Subsidiaries and Mystic Partners, LLC and its subsidiaries, as the case may be, on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and Prospectus is accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company, the Consolidated Subsidiaries and Mystic Partners, LLC and its subsidiaries, as the case may be.  No other financial statements or schedules are required by Form S-3 or otherwise to be included in the Registration Statement or the Prospectus.

(v)            Except as disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus: (i) neither the Company nor any Consolidated Subsidiary has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any transaction that is not in the ordinary course of business; (ii) neither the Company nor any Consolidated Subsidiary has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) except for regular quarterly dividends, neither the Company nor any Consolidated Subsidiary has paid or declared any dividends or other distributions with respect to its shares of beneficial interest and the Company is not in default under the terms of any class of shares of beneficial interest of the Company or any outstanding debt obligations; (iv) there has not been any change in the authorized or outstanding shares of beneficial interest of the Company (other than the issuance of Common Shares to the trustees, employees and officers of the Company and its affiliates pursuant to the Company’s equity incentive plan and upon exchange or conversion of other outstanding securities) or any material change in the indebtedness of the Company (other than in the ordinary course of business and borrowings under existing or future bank lines of credit) and (v) there has not been any material adverse change, or any development involving or that may reasonably be expected to result in a Material Adverse Effect.

(w)           The Primary Shares and the Option Shares have been approved for listing on the Exchange, subject to official notice of issuance.  The Primary Shares and the Option Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Primary Shares or the Option Shares under the Exchange Act or delisting any such securities from the Exchange, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing.

(x)             The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Primary Shares or the Option Shares, other than the Prospectus and the Registration Statement.

(y)            Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute stabilization or manipulation of the price of any shares of beneficial interest of the Company to facilitate the sale or resale of the Primary Shares or the Option Shares or for any other purpose.

(z)             The Company and each Subsidiary has timely filed (or valid extensions to such filings have been obtained) all tax returns required to be filed (other than certain state or local tax returns, as to which the failure to file, individually or in the aggregate, would not have a Material Adverse Effect), which returns are complete and correct in all material respects, and neither the Company nor any Subsidiary is in default in the payment of any taxes that were payable pursuant to said returns or any assessments with respect thereto (whether imposed directly or through withholding). Except as disclosed in the Prospectus (as amended or supplemented), all deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled and no issue has been raised in any such audit that, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period.  On the Closing Date, all stock transfer and other taxes, if any, that are required to be paid in connection with the sale of the Primary Shares will have been fully paid by the Company and all laws imposing such taxes will have been complied with.

(aa)          Except as set forth in the Prospectus (as amended or supplemented), there are no transactions with “affiliates” (as defined in Rule 405 promulgated under the Securities Act) or any officer, director or security holder of the Company (whether or not an affiliate) that are required by the Securities Act to be disclosed in the Prospectus that have not been disclosed as required.  Additionally, no relationship, direct or indirect, exists between the Company or any Consolidated Subsidiary on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any such Subsidiary on the other hand, that is required by the Securities Act to be disclosed in the Prospectus that is not so disclosed.

(bb)          Neither the Company nor any Consolidated Subsidiary is an “investment company”, a company “controlled” by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an investment company within the meaning of the Investment Company Act of 1940, as amended.

(cc)          Each of the Company and the Consolidated Subsidiaries has good and valid title to all property (real and personal), free and clear of all liens, claims, security interests or other encumbrances except: (i) such as are described in the Prospectus; or (ii) such as do not or will not materially adversely affect the Company or such Consolidated Subsidiary’s use of the property or the conduct of the business of the Company or its Consolidated Subsidiaries, either individually or taken as a whole. All property (real and personal) leased by the Company and the Consolidated Subsidiaries is held under valid and enforceable leases with only such exceptions as in the aggregate do not or will not materially adversely affect the use of the property or the conduct of the business of the Company or its Consolidated Subsidiaries, either individually or taken as a whole.

(dd)          The Company and the Consolidated Subsidiaries have all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “permit” or “permits”) as are necessary to own their properties and to conduct their business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, except where the failure to have obtained any such permit has not had and will not have a Material Adverse Effect; each of the Company and the Consolidated Subsidiaries has operated and is operating its business in material compliance with all of its obligations with respect to each such permit and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit, except where such revocation or termination would not have a Material Adverse Effect or result in any other material impairment of the rights of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, such permits contain no restrictions that are material to the Company and its Consolidated Subsidiaries, taken as a whole.

(ee)          The Company has established, maintains and evaluates disclosure controls and procedures and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) in accordance with such rules and any related rules of the Commission or the Exchange; such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its Consolidated Subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities; and except as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as amended, such disclosure controls and procedures are effective to perform the functions for which they were established.

(ff)            Except as disclosed in the Prospectus, the Company and the Consolidated Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) to the Company’s and the Operating Partnership’s knowledge, neither the Company, the Operating Partnership nor any Consolidated Subsidiary, employee or agent thereof, has made any payment of funds of the Company, the Operating Partnership or any Consolidated Subsidiary, as the case may be, or received or retained any funds, and no funds of the Company, the Operating Partnership or any Consolidated Subsidiary, as the case may be, have been set aside to be used for any payment, in each case in violation of any U.S. law, rule or regulation.

(gg)         Since March 31, 2009, there has been no impairment of or adjustments to the assets of the Company except as would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole

(hh)         Based on evaluations of its internal controls over financial reporting, the Company is not aware of (i) any material weakness in the design or operation of internal controls over financial reporting that is reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

(ii)            None of the Company, any Consolidated Subsidiary or, to the Company's knowledge, any employee or agent acting on behalf of the Company or any Consolidated Subsidiary, has, directly or indirectly: (i) made any unlawful contribution to any candidate for political office, or failed to disclose fully any contribution in violation of law; or (ii) made any payment to any federal, state, local or foreign governmental official or other person charged with similar public or quasi-public duties, in each case other than payments not expressly prohibited by the laws of the United States or any jurisdiction thereof or applicable foreign jurisdictions.

(jj)            The Company and the Consolidated Subsidiaries are: (i) in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect.  Neither the Company nor any Consolidated Subsidiary has been named as a “potentially responsible party” under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended.  Neither the Company nor any of its Consolidated Subsidiaries owns, leases or occupies any property that appears on any list of hazardous sites compiled by any state or local government agency.

(kk)          There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

(ll)            The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”), for its taxable years ended December 31, 1999 through December 31, 2008, and the Company's current and proposed method of operation will enable it to continue to meet the requirements for taxation as a real estate investment trust under the Code for its taxable year ending December 31, 2009 and in the future. The Subsidiaries that are partnerships have been and will continue to be treated as partnerships for federal income tax purposes and not as corporations, associations taxable as corporations or as publicly traded partnerships.

(mm)        The Company and the Consolidated Subsidiaries own and have full right, title and interest in and to, or have valid licenses to use, each material trade name, trademark, service mark, patent, copyright, approval, trade secret and other similar rights (collectively “Intellectual Property”) under which the Company and the Consolidated Subsidiaries conduct all or any material part of their business, and none of the Company and its Consolidated Subsidiaries has created any lien or encumbrance on, or granted any right or license with respect to, any such Intellectual Property, except where the failure to own or obtain a license or right to use any such Intellectual Property has not and will not have a Material Adverse Effect.  There is no claim pending against the Company or any Consolidated Subsidiary with respect to any Intellectual Property, and none of the Company or any Consolidated Subsidiary has received written notice or otherwise become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

(nn)          No officer, trustee or nominee for trustee of the Company has a direct or indirect affiliation or association with any member of the Financial Industry Regulatory Authority (“FINRA”).

(oo)          The Company and the Consolidated Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and neither the Company nor any Consolidated Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost.

(pp)          Title insurance in favor of the Company and the Consolidated Subsidiaries, as the case may be, has been obtained with respect to each property owned by any such entity in an amount at least equal to (i) the cost of acquisition of such property or (ii) the cost of construction of such property (measured at the time of such construction), except where the failure to maintain such title insurance would not have a Material Adverse Effect.

(qq)          In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and the Consolidated Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review and amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Effect.

(rr)            Except for matters which would not, individually or in the aggregate, have a Material Adverse Effect: (i) neither the Company nor any of the Consolidated Subsidiaries is engaged in any unfair labor practice; (ii) there is (A) no unfair labor practice complaint pending or, to the Company’s or the Operating Partnership’s knowledge, threatened against the Company or any of the Consolidated Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s or the Operating Partnership’s knowledge, threatened against the Company or any of the Consolidated Subsidiaries, and (C) no union representation dispute currently existing concerning the employees of the Company, Hersha Hospitality Management, L.P. (“HHMLP”) or any of the Consolidated Subsidiaries; and (iii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of the Consolidated Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company, HHMLP or any of the Consolidated Subsidiaries;

(ss)          The Company and its Consolidated Subsidiaries have complied in all material respects with wage and hour determinations issued by the U.S. Department of Labor under the Service Contract Act of 1965 and the Fair Labor Standards Act in paying its employees' salaries, fringe benefits and other compensation for the performance of work or other duties in connection with contracts with the U.S. government, and have complied and will comply in all material respects with the requirements of the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Civil Rights Act of 1964 (Title VII), the National Labor Relations Act, the Vietnam Era Veteran's Readjustment Act, the Age Discrimination in Employment Act, as amended by the Older Workers' Benefit Protection Act, and federal, state and local labor laws, each as amended except where the failure to comply with any such requirements has not, and will not, have a Material Adverse Effect.

(tt)            Except with respect to non-timely filings of reports pursuant to Section 16(a) of the Exchange Act by certain of the Company's officers and trustees as described in the Company's Definitive Proxy Statement filed with the Commission on April 15, 2009 under the caption “Section 16(a) Beneficial Ownership Reporting Compliance,” there is and has been no failure on the part of the Company, the Operating Partnership or any Consolidated Subsidiary and any of the officers and directors of the Company, the Operating Partnership or any Consolidated Subsidiary, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(uu)          Other than that certain agreement by and among the Company and Friend Development Group LLC, there are no contracts, agreements or understandings between the Company or any of its Consolidated Subsidiaries and any person that would give rise to a valid claim against the Company or any Consolidated Subsidiary for a brokerage commission, finder’s fee or other like payment with respect to the consummation of the transactions contemplated by the Transaction Documents.

(vv)         Any certificate signed by an officer of the Company and delivered to the Purchaser or to counsel for the Purchaser shall be deemed to be a representation and warranty by the Company and/or the Operating Partnership, as applicable, to the Purchaser as to the matters set forth therein.

(ww)        The Company and the Operating Partnership acknowledge that the Purchaser and its counsel will rely upon the accuracy and truthfulness of the foregoing representations and hereby consent to such reliance.

4.              Covenants of the Company.  The Company and the Operating Partnership, jointly and severally, covenant and agree with the Purchaser that:

(a)            Filings with the Exchange.  The Company will timely file with the Exchange all documents and notices required by the Exchange of companies that have or will issue securities that are traded on the Exchange.

(b)            Expenses.  The Company will pay all expenses incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to: (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto; (ii) the preparation, issuance and delivery of the Primary Shares; (iii) the qualification of the Primary Shares or the Option Shares under securities laws, including filing fees; (iv) the fees and expenses incurred in connection with the listing or qualification of the Primary Shares or the Option Shares for trading on the Exchange; and (v) filing fees and expenses, if any, of the Commission and FINRA.

(c)            Use of Proceeds.  The Company will use the net proceeds from the transactions contemplated in the Transaction Documents for any purpose that the Board of Trustees of the Company (the “Board of Trustees”) deems to be in the best interests of the Company, in accordance with the Prospectus Supplement.  The Company anticipates that such net proceeds initially shall be used to repay indebtedness outstanding under its existing line of credit.  In no event shall the proceeds resulting from the acquisition of the Primary Shares be used to redeem or repurchase for cash any shareholder of the Company or holder of Operating Partnership units.  The Company does not presently intend to use proceeds at the sale of the Option Shares to redeem for cash any shareholder of the Company or holder of Operating Partnership units.

(d)            Required Filings Relating to Placement of Primary Shares.  The Prospectus Supplement in connection with the sale of the Primary Shares filed with the Commission complies with the regulations under the Securities Act, and the Company has delivered such number of copies to each exchange or market on which the sale of the Primary Shares is effected as required by the rules or regulations of such exchange or market.

(e)            Insurance.  The Company shall maintain, and shall cause its Consolidated Subsidiaries to maintain, insurance in such amounts and covering such risks as is reasonable and customary for companies engaged in similar businesses in similar industries.

(f)             Compliance with Laws.  The Company shall maintain, and shall cause its Consolidated Subsidiaries to maintain, all environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its Consolidated Subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(g)            REIT Treatment.  The Company will (i) use its best efforts to continue to meet the requirements for qualification and taxation as a REIT under the Code for the taxable year ending December 31, 2009 and for its future taxable years, unless the Board of Trustees determines that it is no longer in the best interests of the Company to be so qualified, and (ii) will promptly notify the Purchaser if the Company determines that it has failed or is reasonably likely to fail to qualify as a REIT.

(h)            Domestic Entity Tax Treatment.  To the Company’s knowledge, the Company currently qualifies as a “domestically controlled qualified investment entity” within the meaning of Section 897(h) of the Code, and the Company will promptly notify the Purchaser if the Company has actual knowledge that it no longer qualifies or is reasonably likely to cease to qualify for such treatment.

(i)             Investment Company Act.  The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its Consolidated Subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(j)             Securities Act and Exchange Act.  The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the consummation of the transactions contemplated in the Prospectus and the Transaction Documents.

(k)            Sarbanes-Oxley Act. The Company and its Consolidated Subsidiaries will use their best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act of 2002.

(l)             Purchaser Participation.  The Company will afford the Purchaser the power to participate in the Company’s financial and operating policy decisions, to the extent provided in the Transaction Documents or as otherwise agreed by the Board of Trustees.  Pursuant to and in accordance with the Transaction Documents, the Company shall furnish the Purchaser with such financial and operating data and other information with respect to the business, finance and properties of the Company as the Company prepares and compiles for members of its Board of Trustees in the ordinary course.

(m)           Cantor Program.  The Company will not issue or sell or allow the issuance or sale of more than 4,000,000 Common Shares through Cantor Fitzgerald & Co. pursuant to the Sales Agreement without the prior consent of the Purchaser.

(n)            Preemptive Rights.  Pursuant to the Investor Rights and Option Agreement and upon the terms and conditions set forth therein, the Company will grant the Purchaser certain preemptive rights to participate in future issuances of equity securities by the Company.

(o)            Line of Credit.  In the ordinary course of its business, the Company takes due care to ensure that it complies with the financial covenants under its existing line of credit and shall provide to its Board of Trustees on a quarterly basis information regarding compliance with such covenants.

5.              Conditions to Obligations of the Parties.

(a)            Purchaser Conditions.  The obligations of the Purchaser to effect the purchase and sale of the Primary Shares at Closing shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

(i)	Each of the representations and warranties of the Company and the Operating Partnership shall be true and correct in all respects as of the Closing Date;

(ii)	No stop order suspending the effectiveness of the Registration Statement shall be in place as of the Closing Date;

(iii)
The Company shall have executed and delivered a counterpart signature page to the Investor Rights and Option Agreement, in the form of and substantially similar to Exhibit 5(a)(iii) hereto (the “Investor Rights and Option Agreement”);

(iv)
The Company shall have executed and delivered a counterpart signature page to the Registration Rights Agreement, in the form of and substantially similar to Exhibit 5(a)(iv) hereto (the “Registration Rights Agreement”);

(v)	The Company shall have granted a REIT ownership limit waiver, in the form of and substantially similar to Exhibit 5(a)(v) hereto (the “Ownership Limit Waiver”);

(vi)
The Company shall have executed and delivered a counterpart signature page to the Trustee Designation Agreement, in the form of and substantially similar to Exhibit 5(a)(vi) hereto (the “Trustee Designation Agreement”);

(vii)	The Purchaser shall have received a written opinion of Hunton & Williams LLP, in the form of and substantially similar to Exhibit 5(a)(vii) hereto (the “H&W Corporate Opinion”);

(viii)	The Purchaser shall have received a written opinion of Hunton & Williams LLP, in the form of and substantially similar to Exhibit 5(a)(viii) hereto (the “H&W Tax Opinion”);

(ix)	The Purchaser shall have received a written opinion of Franklin Firm LLP, in the form of and substantially similar to Exhibit 5(a)(ix) hereto (the “Franklin Firm Opinion”);

(x)	The Purchaser shall have received a certificate of an officer of the Company, in the form of and substantially similar to Exhibit 5(a)(x) (the “Officer’s Certificate”);

(xi)	The Purchaser shall have received a certificate of the secretary of the Company, in the form of and substantially similar to Exhibit 5(a)(xi) (the “Secretary’s Certificate”); and

(b)            Company Conditions.  The obligations of the Company to effect the purchase and sale of the Primary Shares at Closing shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

(i)	Each of the representations and warranties of the Purchaser shall be true and correct in all respects as of the Closing Date;

(ii)	The Purchaser shall have executed and delivered a counterpart signature page to the Investor Rights and Option Agreement;

(iii)	The Purchaser shall have executed and delivered a counterpart signature page to the Registration Rights Agreement;

(iv)
The Purchaser shall have executed and delivered a REIT ownership limit waiver representation letter in the form of and substantially similar to Exhibit 5(b)(iv) hereto (the “Representation Letter”); and

(v)	The Purchaser shall have executed and delivered a counterpart signature page to the Trustee Designation Agreement.

6.              Closing.

(a)            The purchase and sale of the Primary Shares (the “Closing”) shall be consummated at 10:00 a.m. on August 4, 2009 or at such other time as the parties hereto may mutually agree in writing (such time and date, the “Closing Date”).

(b)            On the Closing Date, the Purchaser shall deliver to the Company the Purchase Price by wire transfer of immediately available funds to an account designated by the Company to the Purchaser not less than 24 hours prior to Closing;

(c)            On the Closing Date, the Company shall deliver to the Depository Trust Company, for the account of the Purchaser, as instructed by the Purchaser, the Primary Shares.

7.              Indemnification; Survival; Exclusive Remedy.

(a)            The Company and Operating Partnership Indemnification. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless the Purchaser and each person, if any, who (i) controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with the Purchaser (a “Purchaser Affiliate”) from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 7(b)) relating to any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which the Purchaser, or any such Purchaser Affiliate, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements contained herein not misleading, (z) any breach by any of the indemnifying parties of any of their respective representations and warranties contained in this Agreement; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Primary Shares pursuant to this Agreement and is caused directly or indirectly by an untrue statement or omission made in reliance upon and in conformity with written information relating to the Purchaser and furnished to the Company by the Purchaser for inclusion in any document as described in clause (x) of this Section 7(a).  This indemnity agreement will be in addition to any liability that the Company or the Operating Partnership might otherwise have.

(b)            Third Party Claims.  Any party that proposes to assert the right to be indemnified under this Section 7 in connection with a claim by a third party will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission to so notify such indemnifying party will not relieve the indemnifying party from: (i) any liability that it might have to any indemnified party otherwise than under this Section 7; and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 7 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party.  If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless:  (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party; (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party; (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party); or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent.  No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 7 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

(c)            Limitations on Indemnification for Breaches of Representations and Warranties.

(i)
The Purchaser and its Affiliates acknowledge and agree that the indemnity contained in Section 7(a) for any breach by any of the indemnifying parties of any of their respective representations and warranties contained in this Agreement shall be the sole and exclusive remedy available to Purchaser and its Affiliates with regard to any breach by the Company or the Operating Partnership of any of the representations and warranties contained in Section 3 of this Agreement.

(ii)
The Purchaser and its Affiliates acknowledge and agree that, to the extent that claims for indemnification under Section 7(a) for any breach by any of the indemnifying parties of any of their respective representations and warranties contained in this Agreement in the aggregate exceed the Purchase Price, the Company and the Operating Partnership shall not be obligated to satisfy indemnification obligations with regard to such excess.

(d)            Survival.  The indemnity contained in this Section 7 shall survive until the applicable statute of limitations for the claims described therein, regardless of (i) delivery and acceptance of the Primary Shares and payment therefor or (ii) any termination of this Agreement; provided, however, that the indemnity contained in Section 7(a) for any breach by any of the indemnifying parties of any of their respective representations and warranties contained in this Agreement shall survive only until the date that is six months after the Closing Date.

8.              Termination.  This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, by written notice promptly given to the other parties hereto, at any time prior to the Closing by the Company, on the one hand, or the Purchaser on the other, if the Closing shall not have occurred on or prior to August 4, 2009; provided, however, that the Company or the Purchaser, as the case may be, shall not be entitled to terminate this Agreement pursuant to this Section 8 if the failure of the Closing to occur on or prior to such dates results primarily from such party itself having materially breached any representation, warranty or covenant contained in this Agreement.

9.              Miscellaneous.

(a)            Notices.  All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to Purchaser, shall be delivered to Purchaser at Real Estate Investment Group L.P. c/o IRSA Inversiones y Representaciones Sociedad Anónima, Bolívar 108, 1º, C1091AAQ, Buenos Aires, Argentina, fax no. +54 (11) 4323-7449, Attention: Mr. Eduardo S. Elsztain, with a copy to Zang, Bergel & Viñes Abogados, Florida 537, 18th Floor, C1005AAK, Buenos Aires, Argentina, fax no. +54 (11) 5166-7070, Attention: Pablo Vergara del Carril; or if sent to the Company or the Operating Partnership, shall be delivered to Hersha Hospitality Trust, 510 Walnut Street, 9th Floor, Philadelphia, Pennsylvania 19106, fax no. (717) 774-7383, Attention: Ashish R. Parikh, with a copy to Hunton & Williams LLP, 951 East Byrd Street, Richmond, Virginia 23219, fax no. (804) 788-8218, Attention: James S. Seevers, Jr.  Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

(b)            Entire Agreement; Amendment; Severability.  This Agreement (including all schedules and exhibits attached hereto), along with the other Transaction Documents, constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings (except for those set forth under the other Transaction Documents), both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company, the Operating Partnership and the Purchaser.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

(c)            Applicable Law; Consent to Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(d)            Waiver of Jury Trial.  The Company, the Operating Partnership and the Purchaser each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transactions contemplated hereby.

(e)            Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

10.            Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

(a)            “Base Prospectus” has the meaning ascribed to such term in Section 2(b).

(b)            “Close Associate” means a Person who is widely and publicly known to maintain an unusually close relationship with a senior foreign political figure, and includes a Person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of such senior foreign political figure.

(c)            “Closing” has the meaning ascribed to such term in Section 6(a).

(d)            “Closing Date” has the meaning ascribed to such term in Section 6(a).

(e)            “Code” has the meaning ascribed to such term in Section 3(ll).

(f)             “Commission” has the meaning ascribed to such term in Section 3(a).

(g)            “Common Shares” means the Class A common shares of beneficial interest, par value $0.01 per share, of the Company.

(h)            “Company” has the meaning ascribed to such term in the preamble.

(i)             “Consolidated Subsidiary” has the meaning ascribed to such term in Section 3(k).

(j)             “Declaration of Trust” means the Amended and Restated Declaration of Trust of the Company, as amended from time to time.

(k)            “Debt Repayment Triggering Event” has the meaning ascribed to such term in Section 3(r).

(l)             “EDGAR” has the meaning ascribed to such term in Section 3(b).

(m)           “Environmental Laws” has the meaning ascribed to such term in Section 3(jj).

(n)            “ERISA” has the meaning ascribed to such term in Section 3(rr).

(o)            “Exchange” has the meaning ascribed to such term in Section 3(a).

(p)            “Exchange Act” has the meaning ascribed to such term in Section 3(e).

(q)            “Existing Instrument” has the meaning ascribed to such term in Section 3(n).

(r)             “Franklin Firm Opinion” has the meaning ascribed to such term in Section 5(a)(ix).

(s)            “HHMLP” has the meaning ascribed to such term in Section 3(rr).

(t)             “H&W Corporate Opinion” has the meaning ascribed to such term in Section 5(a)(vii).

(u)            “H&W Tax Opinion” has the meaning ascribed to such term in Section 5(a)(viii).

(v)            “Intellectual Property” has the meaning ascribed to such term in Section 3(mm).

(w)           “Investor Rights and Option Agreement” has the meaning ascribed to such term in Section 5(a)(iii).

(x)             “Material Adverse Effect” has the meaning ascribed to such term in Section 3(k).

(y)            “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

(z)            “OFAC List” means any list of prohibited countries, individuals, organizations and entities that is administered or maintained by OFAC, including: (i) Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), any related enabling legislation or any other similar executive orders, (ii)the List of Specially Designated Nationals and Blocked Persons (the “SDN List”) maintained by OFAC), and/or on any other similar list (“Other Lists”) maintained by OFAC pursuant to any authorizing statute, executive order or regulation, or (iii) a “Designated National” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515.

(aa)          “Officer’s Certificate” has the meaning ascribed to such term in Section 5(a)(x).

(bb)         “Operating Partnership” has the meaning ascribed to such term in the preamble.

(cc)          “Operating Partnership Agreement” has the meaning ascribed to such term in Section 3(p).

(dd)         “Option Shares” has the meaning ascribed to such term in the recitals.

(ee)          “Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

(ff)           “Ownership Limit Waiver” has the meaning ascribed to such term in Section 5(a)(v).

(gg)         “PCAOB” has the meaning ascribed to such term in Section 3(t).

(hh)         “Person” means any individual, company, corporation, limited liability company, unincorporated organization or association, trust (including the trustees thereof, in their capacity as such) or other entity.

(ii)            “Primary Shares” has the meaning ascribed to such term in the recitals.

(jj)            “Prospectus” has the meaning ascribed to such term in Section 2(b).

(kk)          “Prospectus Supplement” has the meaning ascribed to such term in Section 2(b).

(ll)            “Purchase Price” has the meaning ascribed to such term in Section 1.

(mm)        “Purchaser” has the meaning ascribed to such term in the preamble.

(nn)          “Purchaser Affiliate” has the meaning ascribed to such term in Section 7(a).

(oo)          “Registration Rights Agreement” has the meaning ascribed to such term in Section 5(a)(iv).

(pp)          “Registration Statement” has the meaning ascribed to such term in Section 3(a).

(qq)          “Representation Letter” has the meaning ascribed to such term in Section 5(b)(iv).

(rr)            “Rule 462(b) Registration Statement” has the meaning ascribed to such term in Section 3(c).

(ss)          “Secretary’s Certificate” has the meaning ascribed to such term in Section 5(a)(xi).

(tt)           “Securities Act” has the meaning ascribed to such term in Section 3(a).

(uu)          “Senior Foreign Political Figure” means a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation.  In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

(vv)         “Subsidiary” and “Subsidiaries” has the meanings ascribed to such terms in Section 3(j).

(ww)        “Transaction Documents” means this Agreement, the Investor Rights and Option Agreement, the Registration Rights Agreement and the Trustee Designation Agreement.

(xx)          “Treasury Regulations” means Treasury regulations issued pursuant to the Code, as amended from time to time.  Reference to any particular provision of the Treasury Regulations shall mean that provision of the Treasury Regulations and any successor provision.

(yy)         “Trustee Designation Agreement” has the meaning ascribed to such term in Section 5(a)(vi).

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

REAL ESTATE INVESTMENT GROUP L.P.

By:	Tyrus S.A., its sole general partner

By:	/s/ Eduardo S. Elsztain
Name:
Title:

HERSHA HOSPITALITY TRUST

By:	/s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Chief Financial Officer

HERSHA HOSPITALITY LIMITED PARTNERSHIP, L.P.

By:	/s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Chief Financial Officer

Purchase Agreement Signature Page